Exhibit 10.22

STEPAN COMPANY

2022 EQUITY incentive compensation plan

NOTICE OF GRANT OF PERFORMANCE SHARES

Stepan Company (the “Company”) hereby grants to the Participant the target number of Performance Shares set forth below under the Stepan Company 2022 Equity Incentive Compensation Plan (the “Plan”). The Performance Shares are subject to all of the terms and conditions in this Notice of Grant of Performance Shares (this “Grant Notice”), in the Performance Shares Agreement attached hereto (the “Agreement”) and in the Plan. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan or Agreement, as applicable, and the Plan and Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistences between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	[___]
Type of Grant:	Performance Shares
Date of Grant:	[___]
Total Target Number of Performance Shares:	[___]
Year One Performance Period:	January 1, 20__ through December 31, 20__
Year Three Performance Period:	January 1, 20__ through December 31, 20__
Potential Payout %:	From 0% to 195%
Vesting Schedule:

Subject to the terms and conditions set forth in the Agreement and in the Statement of Performance Goals, the Performance Shares shall become earned (“Earned Performance Shares”) to the extent that the performance goals for the Performance Shares are achieved, as set forth or contemplated in the Statement of Performance Goals, provided (except as otherwise provided in the Agreement) that the Participant has remained in continuous employment with the Company or a Subsidiary through the last day of the Year Three Performance Period.

STEPAN COMPANY

2022 EQUITY incentive compensation plan

PERFORMANCE SHARES AGREEMENT

Stepan Company (the “Company”) has granted, pursuant to the Stepan Company 2022 Equity Incentive Compensation Plan (the “Plan”), to the Participant named in the Notice of Grant of Performance Shares (the “Grant Notice”) to which this Performance Shares Agreement is attached (together with the Grant Notice, this “Agreement”) an award of Performance Shares as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.

1.
Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Grant Notice, or, if not defined therein, then in the Plan.
2.
Grant of Performance Shares. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Date of Grant, the target number of Performance Shares set forth in the Grant Notice. Each earned and vested Performance Share shall represent the right of the Participant to receive one Common Share subject to and upon the terms and conditions of this Agreement, the Plan and the achievement of the Management Objectives approved by the Committee.
3.
Restrictions on Transfer of Performance Shares. Subject to Section 15 of the Plan, neither the Performance Shares evidenced hereby nor any interest therein or in the Common Shares underlying such Performance Shares shall be transferable prior to payment to the Participant pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.
4.
Vesting of Performance Shares.
(a)
General Rule. The Performance Shares shall be subject to the terms of the Statement of Performance Goals provided to the Participant with respect to the Performance Shares and approved by the Committee. As set forth in the Grant Notice, Earned Performance Shares will be determined for the Performance Shares in accordance with the Statement of Performance Goals on the date on which the Committee determines the level of attainment of the performance goals for the Performance Shares (the “Determination Date”). The Determination Date for the Performance Shares shall occur no later than 2 ½ months after the end of the Year Three Performance Period. Provided that the Participant remains continuously employed with the Company or a Subsidiary through the last day of the Year Three Performance Period (the period from the first day through the last day of the Year Three Performance Period, the “Service Period”), the total Earned Performance Shares shall vest on the Determination Date. Any Performance Shares that do not so become vested will be forfeited, including, except as provided in Section 4(b) below, if the Participant ceases to be continuously employed by the Company or a Subsidiary prior to the end of the Service Period. For purposes of this Agreement,

“continuously employed” (or substantially similar terms) means the absence of any interruption or termination of the Participant’s employment with the Company or a Subsidiary; provided, however, that the Participant’s employment shall not be considered interrupted or terminated if, immediately following the Participant’s service as an employee, the Participant continues providing services as a non-employee Director or material services to the Company or a Subsidiary as a consultant. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company and its Subsidiaries.
(b)
Special Circumstances.
(i)
Notwithstanding Section 4(a) above and except as otherwise provided in an agreement between the Company and the Participant or in any plan or arrangement in which the Participant is a participant, if the Participant ceases to be employed by the Company or a Subsidiary prior to the end of the Service Period by reason of (A) the Participant’s death or (B) a termination by the Company due to the Participant becoming disabled then the Performance Shares will remain outstanding and have an opportunity to vest and become payable to the Participant depending on the level at which the performance goals are satisfied, in accordance with Section 5 below.
(ii)
Notwithstanding Section 4(a) above and except as otherwise provided in an agreement between the Company and the Participant or in any plan or arrangement in which the Participant is a participant, if the Participant ceases to be employed by the Company or a Subsidiary prior to the end of the Service Period by reason of the Participant’s retirement (as determined under the provisions of any qualified retirement plan maintained by the Company or a Subsidiary), then a prorated portion (equal to the product of (A) the number of Performance Shares granted hereunder, multiplied by (B) a fraction, the numerator of which is the number of whole months during the Service Period during which the Participant was employed by the Company or a Subsidiary, and the denominator of which is thirty-six (36), with the result then rounded up or down to the nearest whole number of shares) of the Performance Shares will remain outstanding and have an opportunity to vest and become payable to the Participant depending upon the level at which the performance goals are satisfied, in accordance with Section 5 below.
5.
Form and Time of Payment of Performance Shares.
(a)
Payment for the Performance Shares, after and to the extent they have become vested and nonforfeitable, shall be made in the form of Common Shares.

(b)
Payment of the Performance Shares shall be made between January 1 and March 15 of the calendar year following the calendar year in which the Year Three Performance Period ends.
(c)
In all events, payment for the Performance Shares (to the extent vested) shall be made within the short-term deferral period for purposes of Section 409A of the Code.
(d)
The Company’s obligations to the Participant with respect to the Performance Shares will be satisfied in full upon the issuance of Common Shares corresponding to such Performance Shares.
6.
No Dividend Equivalents; Voting and Other Rights.
(a)
The Participant shall have no rights of ownership in the Common Shares underlying the Performance Shares and no right to vote the Common Shares underlying the Performance Shares until the date on which the Common Shares underlying the Performance Shares are issued or transferred to the Participant pursuant to Section 5 above.
(b)
The Participant shall not be entitled to, nor credited with, dividends or dividend equivalents with respect to the Performance Shares.
(c)
The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
7.
Adjustments. The Performance Shares and the number of Common Shares issuable for each Performance Share and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment, including as provided in Section 11 of the Plan.
8.
Taxes and Withholding. To the extent that the Company or any Subsidiary is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to the Participant of Common Shares or any other payment to the Participant or any other payment or vesting event under this Agreement, the Participant agrees that the Company will withhold or collect from the Participant any taxes required to be withheld by the Company under federal, state, local or foreign law as a result of the settlement of the Performance Shares, including by withholding and retaining a portion of the Common Shares to be delivered to the Participant upon settlement of the Performance Shares under this Agreement (which share withholding, for any “officers” (for purposes of Section 16 of the Exchange Act), will be the method of withholding unless otherwise determined by the Committee). In any event, it shall be a condition to the obligation of the Company to make any such delivery or payment that the Participant make arrangements satisfactory to the Company for payment such taxes or other amounts required to be withheld. Any Common Shares retained by the Company as set forth above shall be credited against any such withholding requirement at the fair market value of the Common Shares on the date of such delivery. In no event will the total fair market value of the Common Shares to be withheld and/or delivered pursuant to this Section 8 to satisfy applicable withholding taxes exceed the maximum amount of taxes or other amounts that could be required to be withheld. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to any such payment.
9.
Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
10.
Compliance With or Exemption From Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the Performance Shares.
11.
Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
12.
No Right to Future Awards or Employment. The grant of the Performance Shares under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the Performance Shares and any related payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement will confer upon the Participant any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or adjust the compensation of the Participant.
13.
Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
14.
Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the Participant’s rights with respect to the Performance Shares without the Participant’s written consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
15.
Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
16.
Relation to Plan. The Performance Shares granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
17.
Recoupment. The Performance Shares and any related benefit or compensation under this Agreement is subject to the applicable recoupment, recapture, clawback or recovery policy of the Company as adopted by the Board or the Committee and in effect from time to time. In addition, this Agreement may be amended at any time and from time to time by the Company without the consent or written agreement of the Participant to the extent necessary to comply with any recoupment, recapture, clawback or recovery policy of the Company adopted by the Board or the Committee to comply with Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Stock may then be traded, as reasonably determined by the Board or the Committee in its sole discretion.
18.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Performance Shares and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
19.
Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

20.
Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.
21.
Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
22.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

STEPAN COMPANY

By:

Name:
Title:

Participant Acknowledgment and Acceptance

By:

Name:

Date: _________________________

STATEMENT OF PERFORMANCE GOALS
FOR PERFORMANCE SHARES

This Statement of Performance Goals applies to the Performance Shares granted to the Participant on the Date of Grant and applies with respect to the Performance Shares Agreement between the Company and the Participant (the “Agreement”).

1. Management Objectives. For purposes of this Award of Performance Shares, Management Objectives shall mean CNI and ROIC.

2. Definitions. Capitalized terms used in the Agreement that are not specifically defined in this Statement of Performance Goals have the meanings assigned to them in the Agreement or if not defined therein, in the Plan. For purposes of this Statement of Performance Goals:

(a)
“Applicable CNI Percentage” means the CNI percentage (set by the Committee), which corresponds to the Company’s achieved specified CNI for the Year One Performance Period, with the final calculation achieved by prorating between the values and corresponding payout percentages assigned to the Threshold, Target and Maximum performance levels at set forth herein. The Applicable CNI Percentage will be zero if the Threshold level is not achieved during the Year One Performance Period.
(b)
“Applicable ROIC Percentage” means the ROIC percentage (set by the Committee), which ranges from 70% to 130% and corresponds to the Company’s achieved specified ROIC percentage for the Year Three Performance Period, with the final calculation achieved by prorating between the values and corresponding payout percentages assigned to the Threshold, Target and Maximum performance levels at set forth herein.
(c)
“CNI” means the Company’s Net Income.
(d)
“ROIC” means the Company’s Return on Invested Capital

3. Performance Goals.

(a) CNI during the Year One Performance Period:

Threshold (50% payout)	Target (100% payout)	Maximum and above (150% payout)

(e)
ROIC during the Year Three Performance Period:

Threshold and below	Target	Maximum and above

(70% payout)	(100% payout)	(130% payout)

4. Calculation of Earned Performance Shares. Except as otherwise provided in the Agreement, the number of Performance Shares that the Participant shall earn at the end of the Year Three Performance Period (unless forfeited pursuant to the Agreement) shall equal: (a) the number of Performance Shares awarded in accordance with the Grant Notice, multiplied by (b) the Applicable CNI Percentage, further multiplied by (c) the Applicable ROIC Percentage. Any Performance Shares that the Participant does not earn at the end of the Year Three Performance Period as determined by the Committee shall be deemed forfeited and cancelled at the end of the Year Three Performance Period.

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